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EXHIBIT 10.6

CIBC
                                                       COMMERCIAL BANKING CENTRE
                                                   1 CITY CENTRE DRIVE SUITE 200
                                                            MISSISSAUGA, ONTARIO
                                                                         L5B 1M2

May 14, 1998

Curtis International Ltd.
7 Kodiak Crescent
Downsview, Ontario
M3J 3E5

Attention: Mr. Jacob Herzog

Dear Mr. Herzog:

     We, Canadian Imperial Bank of Commerce ("CIBC"), are pleased to establish the following Credits for you, our customer.

                              OVERALL CREDIT LIMIT

Overall Credit Limit:......  The Total use of Credits:

                             Operating Line
                             Letters of Credits/Guarantees
                             Corporate VISA
                             Cheque Credit
                             is not at any time to exceed $12,020,000.

                             CREDIT A: OPERATING LINE

                             - 75% of the Receivable Value, plus 85% of insured Receivable Value, plus 85% of Major Receivable Value*, plus

                             - 33% of the Inventory Value at cost, except this amount cannot exceed $1,000,000 ,** minus

                             -  all Priority Claims

                             *Major Accounts Include: The Bay, The Brick
                             Warehouse Ltd., Price Costco Canada Inc., Le Groupe Jean Coutu, London Drugs Limited, Sears Canada Inc., Toys R Us (Canada) Ltd., Future Shop Limited,

                             Woolworth U.S.A., The Bargain Shop, Rich's U.S.A. and Zellers Limited.

                             ** The inclusion of inventory is for the period January 1 to June 30 annually. For the period July 1 to December 31 inventory will be excluded from the margin calculation.

Description and Rate:......  A revolving demand credit, for general business purposes, having the following parts:

                             (1) Canadian dollar loans and overdrafts and L/C Acceptances. The Interest Rate is as follows:
                                  Prime Rate plus .50% per year.

                             (2) U.S. dollar loans and overdrafts and L/C Acceptances. Loans and overdrafts under this part of Credit A may not at any time exceed the Canadian equivalent of US$7,000,000. The Interest Rate is as follows: U.S. Base Rate plus .50% per year.

                                   If we sign an L/C Acceptance, the available
                                   Credit Limit will be reduced by the amount of the L/C Acceptance.
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                             CLASS B: LETTERS OF CREDIT

                             Credit Limit:

                             $8,000,000 by way of:

                             Canadian dollar or foreign currency L/Cs. L/Cs may not have terms to expiry of more than 12 months. Our standard L/C documentation is also required. The fees are as follows:

                             If there is a drawing under any L/C, we will pay it by drawing on your Operating Account, unless you have made other arrangements with us.

                             CREDIT C: CORPORATE VISA.

Credit Limit:..............  $10,000.

Documentation:.............  Our standard VISA documentation.

                             CREDIT D: CHEQUE CREDIT

Credit Limit:..............  $10,000.

Description:...............  You may negotiate cheques at our Keele & Sheppard,
                             Downsview, Ontario Branch(es) in a total face amount each day up to Credit Limit of this Credit.

                                    SECURITY

Security:..................  The following security is required:

Security Agreement
(GSA):.....................  All personal property of the business now owned
                             (which includes among other things inventory, equipment and receivables), and all personal property acquired in the future.

                             All real property now owned, and all real property owned in the future.

Bank Act security:.........  Security under section 427 of the Bank Act.

Guarantee..................  Guarantee from Aaron Herzog in an amount that is unlimited secured by acknowledged assignment of life insurance in the amount of $1,000,000.

                             Guarantee from Jacob Herzog in an amount that is unlimited secured by acknowledged assignment of life insurance in the amount of $1,000,000.

                             Guarantee from AEG Trading Limited, in favor of Curtis International Ltd., in an amount that is unlimited.

                             Guarantee from Worldwide Holdings Limited in an amount that is unlimited, secured by a $3,500,000 demand debenture providing a first floating charge over all the company's assets.

Assignment and Postponement
  of Claim:................  Assignment and postponement of claim from Worldwide
                             Holdings Limited in an amount that is unlimited. Assignment and postponement of claim from AEG Trading Limited in an amount that is unlimited.

Insurance:.................  Acknowledged assignment of fire and other perils insurance on the business assets, with loss payable to CIBC firstly.

                                   COVENANTS

Covenants:.................  You will ensure that:

                             Current Ratio: Your Current Ratio is not at any time less than 1.35:1.

                             Debt to Effective Equity Ratio: Your Debt to Effective Equity Ratio does not at any time exceed 2.25.
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                             Minimum Shareholders' Equity:  The Minimum
                             Shareholders' Equity is not at any time less than $3,700,000.

                             Capital Expenditures: There will be no capital expenditures for fixed or capital assets in the current fiscal year without CIBC's prior consent (This amount includes expenditures made by all subsidiaries.)

                             Dividends and Withdrawals: There will be no dividends, shareholder loan repayments and other capital withdrawals without our prior consent.

                              CONDITIONS PRECEDENT

                             The shareholders will make a cash injection of a minimum of $500,000 prior to any additional funds being advanced.

                             All security is to be in properly executed and registered under the PPSA prior to any additional funds being advanced.

                             The documentation required by CIBC Trade Finance in respect to the Letter of Credit facility, is to be properly executed and in form satisfactory to CIBC by no later than June 30, 1998.

                             The CIBC Overnight Money Market Trader account is to be discontinued unless there are surplus funds and all terms, covenants and conditions herein are in compliance.

                             REPORTING REQUIREMENTS

Reporting Requirements:....  (1)  Within 30 days of each calendar month-end, a summary of Receivable Value and a summary of Inventory Value, together with an aged list of receivables and aged list of accounts payable and a Monthly Statement of Available Credit Limit, as of that month-end.

                             (2) Within 30 days of the end of each fiscal quarter, financial statements for that fiscal quarter on an in-house basis.

                             (3)  Within 90 days of each fiscal year-end,
                                  financial statements for that fiscal year on an audited basis.

                             (4) Within 90 days of each fiscal year-end, a business plan/forecast for the next fiscal year, including month-by-month projected balance sheets, income statements and cash flow projections.

                             (5)  Within 90 days of each fiscal year-end
                                  financial statements form guarantor(s).

                             (6) A quarterly cash flow forecast covering the short term requirements is to be provided.

                                      FEES

Loan Administration:.......  $175 per month

Set-Up:....................  A one time only fee of $10,000.00 (payable on acceptance of this offer)

Review:....................  A fee of 1/8 of 1% of the Overall credit Limit, with a maximum of $10,000.

Amendment:.................  If you require an amendment to this Agreement, there will be a fee to be agreed between CIBC and the Borrower at the time of the request.

Late Reporting:............  $250, per occurrence.
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                                OTHER PROVISIONS

Default Interest Rate:.....  Prime rate plus 5% per year. If the Credit Limit of a Credit, or the Credit Limit of part of a Credit, or the Overall Credit Limit, is exceeded at any time, interest at the Default Rate is calculated on that excess amounts. In connection with any amount in foreign currency, see "Foreign Currency Conversion" in the Attached Schedule.

Next Scheduled Review
Date:......................  September 30, 1998.

Standard Credit Terms:.....  The attached Schedule -- Standard Credit Terms forms part of this Agreement.

     Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by May 15, 1998, then this offer will expire.

     Upon acceptance, this Agreement replaces the existing credit agreement dated July 26, 1996, between you and CIBC. Outstanding amounts (and security) under that Agreement will be covered by this Agreement.

                                          Yours truly,

                                          CANADIAN IMPERIAL BANK OF COMMERCE

                                          By:       /s/ ANNE JEMISON

                                            ------------------------------------
                                                        Anne Jemison
                                                          Director
                                                 Phone No.: (905) 566-7796
                                                 Fax No.:   (905) 279-9284

                                          By:      /s/ HUGH STEVENSON

                                            ------------------------------------
                                                       Hugh Stevenson
                                               Commercial Lending Specialist
                                                 Phone No.: (905) 566-3702
                                                 Fax No.:   (905) 279-9284

Acknowledgment:............  The undersigned certifies that all information provided to CIBC is true, and acknowledges receipt of a copy of this agreement (including any schedules referred to above).